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                                                                    EXHIBIT 99.2


                                REVOCABLE PROXY
                            HOME INTERSTATE BANCORP
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 17, 1996

   The undersigned shareholder(s) of Home Interstate Bancorp (the "Home Bancorp") hereby nominates, constitutes and appoints Ruth A. Martin, Donald A. Buschenfield and James P. Staes, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Home Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Home Bancorp (the "Meeting") to be held in the Grand Ballroom, at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815 on Wednesday, July 17, 1996 at 10:00 a.m., and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. APPROVAL OF MERGER AGREEMENT. To approve the principal terms of the Agreement and Plan of Reorganization dated January 10, 1996, as amended March 29, 1996, by and among CU Bancorp, California United Bank, National Association, Home Bancorp and Home Bank.

                / / FOR         / / AGAINST         / / ABSTAIN

2. ELECTION OF DIRECTORS. Authority to elect the nine (9) persons named in the Joint Proxy Statement/Prospectus dated June 10, 1996, to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

             / / AUTHORITY GIVEN to vote for all nominees

             / / WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name in the list below.)

          Donald A. Buschenfield     Roger K. Freeman, MD     Bill Neal
          J. Richard Denham          Donald G. Martin         George W. Post
          Randall G. Elston          Ruth A. Martin           James P. Staes

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as Home Bancorp's independent accountants for the fiscal year ending December 31, 1996.

                / / FOR         / / AGAINST         / / ABSTAIN

4. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of Home Bancorp or its Board of Directors at the Meeting.

 This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. Please sign on the reverse side.
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                           PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, A VOTE FOR "AUTHORITY GIVEN" FOR PROPOSAL 2 AND A VOTE "FOR" PROPOSAL 3. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" PROPOSAL 1, "AUTHORITY GIVEN" FOR PROPOSAL 2 AND "FOR" PROPOSAL 3 UNLESS "WITHHOLD AUTHORITY," "AGAINST" OR "ABSTAIN" IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                                       Dated:

                                                       -------------------------
                                                        (Number of Shares)

                                                       -------------------------
                                                        (Please Print Name)

                                                       -------------------------
                                                        (Signature of
                                                         Shareholder)

                                                       -------------------------
                                                        Please Print Name)

                                                       -------------------------
                                                        (Signature of
                                                         Shareholder)

                                                       (Please date this Proxy
                                                       and sign your name as it
                                                       appears on your stock
                                                       certificates. Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.)

                                                       I (We) do / / do not / /
                                                       expect to attend the
                                                       Meeting. Number of
                                                       Persons:______.